Two Harbors Investment Corp. Reports Second Quarter 2022 Financial Results
Continued Spread Widening Impacted Book Value but Results in Attractive Opportunities

NEW YORK, August 3, 2022 - Two Harbors Investment Corp. (NYSE: TWO), an Agency + MSR mortgage real estate investment trust (REIT), today announced its financial results for the quarter ended June 30, 2022.
Quarterly Summary
•Reported book value of $5.10 per common share, representing a (4.7)% quarterly return on book value(1)
•Generated Comprehensive Loss of $90.4 million, representing an annualized return on average common equity of (19.1)%
•Reported Earnings Available for Distribution (EAD) of $75.3 million, or $0.22 per weighted average basic common share(2)
•Declared a second quarter common stock dividend of $0.17 per share
•Grew RMBS portfolio, including TBA, by $3.4 billion, increasing economic debt-to-equity from 5.3x to 6.4x, as spreads widened out to attractive levels(3)
Quarterly Summary
•Matrix Financial Services Corporation, a wholly owned subsidiary of Two Harbors, agreed to acquire all equity interests in RoundPoint Mortgage Servicing Corporation

“Our performance demonstrated the benefits of the paired Agency + MSR strategy during another quarter marked by elevated market volatility and an overall risk-off sentiment. As mortgage spreads continued to widen to historically attractive levels, we deployed capital into RMBS and took advantage of relative value opportunities across the stack,” stated Bill Greenberg, Two Harbors’ President, Chief Executive Officer and Chief Investment Officer. “We are also very excited for our acquisition of RoundPoint Mortgage Servicing Corporation, which we announced today, and the opportunity it affords us to enhance our MSR strategy.”

(1)     Return on book value is defined as the increase (decrease) in book value per common share from the beginning to the end of the given period, plus dividends declared in the period, divided by book value as of the beginning of the period.
(2)    Earnings Available for Distribution is a non-GAAP measure. Please see page 11 for a definition of Earnings Available for Distribution and a reconciliation of GAAP to non-GAAP financial information.
(3)    Economic debt-to-equity is defined as total borrowings to fund RMBS, MSR and Agency Derivatives, plus the implied debt on net TBA cost basis, divided by total equity.

Operating Performance
The following table summarizes the company’s GAAP and non-GAAP earnings measurements and key metrics for the second quarter of 2022 and first quarter of 2022:

Two Harbors Investment Corp. Operating Performance (unaudited)
(dollars in thousands, except per common share data)
	Three Months Ended June 30, 2022			Three Months Ended March 31, 2022
Earnings attributable to common stockholders	Earnings	Per weighted average basic common share	Annualized return on average common equity	Earnings	Per weighted average basic common share	Annualized return on average common equity
Comprehensive Loss	$(90,379)	$(0.26)	(19.1)%	$(60,322)	$(0.18)	(12.2)%
GAAP Net (Loss) Income	$(86,168)	$(0.25)	(18.2)%	$271,523	$0.79	54.9%
Earnings Available for Distribution(1)	$75,250	$0.22	15.9%	$61,746	$0.18	12.5%

Operating Metrics
Dividend per common share	$0.17			$0.17
Annualized dividend yield(2)	13.7%			12.3%
Book value per common share at period end	$5.10			$5.53
Return on book value(3)	(4.7)%			(2.9)%
Operating expenses, excluding non-cash LTIP amortization and nonrecurring expenses(4)	$14,282			$13,968
Operating expenses, excluding non-cash LTIP amortization and nonrecurring expenses, as a percentage of average equity(4)	2.2%			2.1%
________________
(1)Earnings Available for Distribution, or EAD, is a non-GAAP measure. Please see page 11 for a definition of Earnings Available for Distribution and a reconciliation of GAAP to non-GAAP financial information.
(2)Dividend yield is calculated based on annualizing the dividends declared in the given period, divided by the closing share price as of the end of the period.
(3)Return on book value is defined as the increase (decrease) in book value per common share from the beginning to the end of the given period, plus dividends declared in the period, divided by the book value as of the beginning of the period.
(4)Excludes non-cash equity compensation expense of $3.5 million for the second quarter of 2022 and $4.2 million for the first quarter of 2022 and nonrecurring expenses of $2.4 million for the second quarter of 2022 and $0.7 million for the first quarter of 2022.

Portfolio Summary
As of June 30, 2022, the company’s portfolio was comprised of $12.0 billion of Agency residential mortgage-backed securities (RMBS), Agency Derivatives and MSR as well as their associated notional debt hedges. Additionally, the company held $6.4 billion bond equivalent value of net long to-be-announced securities (TBAs).

The following tables summarize the company’s investment portfolio as of June 30, 2022 and March 31, 2022:

Two Harbors Investment Corp. Portfolio
(dollars in thousands)

Portfolio Composition	As of June 30, 2022		As of March 31, 2022
	(unaudited)		(unaudited)
Agency
Fixed Rate	$8,694,737	72.2%	$6,950,536	68.9%
Other Agency(1)	31,278	0.3%	37,868	0.4%
Total Agency	8,726,015	72.5%	6,988,404	69.3%
Mortgage servicing rights(2)	3,226,191	26.8%	3,089,963	30.6%
Other	87,490	0.7%	12,530	0.1%
Aggregate Portfolio	12,039,696		10,090,897
Net TBA position(3)	6,397,266		4,730,645
Total Portfolio	$18,436,962		$14,821,542

Portfolio Metrics	Three Months Ended June 30, 2022	Three Months Ended March 31, 2022
	(unaudited)	(unaudited)
Average portfolio yield(4)	4.39%	3.45%
Average cost of financing(5)	1.13%	0.70%
Net spread	3.26%	2.75%
________________
Note: Beginning with the second quarter of 2022, the above presentation of portfolio yield, cost of financing and net spread includes the implied asset yield and financing benefit/cost of TBAs. First quarter 2022 comparative data has been updated to reflect this change.
(1)Other Agency includes hybrid ARMs and Agency derivatives.
(2)Based on the loans underlying the MSR reported by subservicers on a month lag, adjusted for current month purchases.
(3)Represents bond equivalent value of TBA position. Bond equivalent value is defined as notional amount multiplied by market price. Accounted for as derivative instruments in accordance with GAAP.
(4)Average portfolio yield includes interest income on Agency RMBS and non-Agency securities, MSR servicing income, net of estimated amortization, and servicing expenses, and the implied asset yield portion of TBA dollar roll income on TBAs. MSR estimated amortization refers to the portion of change in fair value of MSR primarily attributed to the realization of expected cash flows (runoff) of the portfolio, which is deemed a non-GAAP measure due to the company’s decision to account for MSR at fair value. TBA dollar roll income is the non-GAAP economic equivalent to holding and financing Agency RMBS using short-term repurchase agreements.
(5)Average cost of financing includes interest expense and amortization of deferred debt issuance costs on borrowings, interest spread income/expense and amortization of upfront payments made or received upon entering into interest rate swap agreements, and the implied financing benefit/cost portion of dollar roll income on TBAs. TBA dollar roll income is the non-GAAP economic equivalent to holding and financing Agency RMBS using short-term repurchase agreements.

Portfolio Metrics Specific to RMBS and Agency Derivatives	As of June 30, 2022	As of March 31, 2022
	(unaudited)	(unaudited)
Weighted average cost basis of Agency principal and interest securities(1)	$102.24	$104.77
Weighted average three month CPR on Agency RMBS	14.2%	17.3%
Fixed-rate investments as a percentage of aggregate RMBS and Agency Derivatives portfolio	98.7%	99.3%
Adjustable-rate investments as a percentage of aggregate RMBS and Agency Derivatives portfolio	1.3%	0.7%
______________
(1)Weighted average cost basis includes RMBS principal and interest securities only. Average purchase price utilized carrying value for weighting purposes.

Portfolio Metrics Specific to MSR(1)	As of June 30, 2022	As of March 31, 2022
(dollars in thousands)	(unaudited)	(unaudited)
Unpaid principal balance	$227,074,413	$229,415,913
Gross coupon rate	3.2%	3.2%
Current loan size	$330	$330
Original FICO(2)	760	760
Original LTV	71%	71%
60+ day delinquencies	0.8%	1.0%
Net servicing fee	26.2 basis points	26.3 basis points

	Three Months Ended June 30, 2022	Three Months Ended March 31, 2022
	(unaudited)	(unaudited)
Fair value gains	$85,557	$410,624
Servicing income	$157,526	$136,626
Servicing expenses	$24,095	$24,061
Change in servicing reserves	$(1,119)	$608
________________
Note: The company does not directly service mortgage loans, but instead contracts with appropriately licensed subservicers to handle substantially all servicing functions in the name of the subservicer for the loans underlying the company’s MSR.
(1)Metrics exclude residential mortgage loans in securitization trusts for which the company is the named servicing administrator. Portfolio metrics, other than UPB, represent averages weighted by UPB.
(2)FICO represents a mortgage industry accepted credit score of a borrower.

Other Investments and Risk Management Metrics	As of June 30, 2022	As of March 31, 2022
(dollars in thousands)	(unaudited)	(unaudited)
Net long TBA notional amount(1)	$6,317,000	$4,622,000
Interest rate swaps notional, utilized to economically hedge interest rate exposure (or duration)	$14,850,336	$24,299,647
Swaptions net notional, utilized as macroeconomic hedges	(1,680,000)	(2,761,000)
Total interest rate swaps and swaptions notional	$13,170,336	$21,538,647
Futures notional	$(16,727,160)	$(7,516,650)
Options on futures notional	—	2,000
Total futures and options on futures notional	$(16,727,160)	$(7,514,650)
________________
(1)Accounted for as derivative instruments in accordance with GAAP.

Financing Summary
The following tables summarize the company’s financing metrics and outstanding repurchase agreements, revolving credit facilities, term notes and convertible senior notes as of June 30, 2022 and March 31, 2022:

June 30, 2022	Balance	Weighted Average Borrowing Rate	Weighted Average Months to Maturity	Number of Distinct Counterparties
(dollars in thousands, unaudited)
Repurchase agreements collateralized by RMBS	$7,558,247	1.28%	2.53	21
Repurchase agreements collateralized by MSR	400,000	5.12%	7.33	1
Total repurchase agreements	7,958,247	1.48%	2.77	21
Revolving credit facilities collateralized by MSR and related servicing advance obligations	825,761	4.93%	19.76	4
Term notes payable collateralized by MSR	397,383	4.42%	23.87	n/a
Unsecured convertible senior notes	281,711	6.25%	42.58	n/a
Total borrowings	$9,463,102

March 31, 2022	Balance	Weighted Average Borrowing Rate	Weighted Average Months to Maturity	Number of Distinct Counterparties
(dollars in thousands, unaudited)
Repurchase agreements collateralized by RMBS	$7,472,656	0.40%	2.22	19
Repurchase agreements collateralized by MSR	400,000	3.88%	10.32	1
Total repurchase agreements	7,872,656	0.58%	2.63	20
Revolving credit facilities collateralized by MSR and related servicing advance obligations	570,761	3.78%	9.83	4
Term notes payable collateralized by MSR	397,074	3.26%	26.86	n/a
Unsecured convertible senior notes	281,403	6.25%	45.57	n/a
Total borrowings	$9,121,894

Borrowings by Collateral Type	As of June 30, 2022		As of March 31, 2022
(dollars in thousands)	(unaudited)		(unaudited)
Agency RMBS and Agency Derivatives	$7,510,313		$7,472,437
Mortgage servicing rights and related servicing advance obligations	1,623,144		1,367,835
Other - secured	47,934		219
Other - unsecured(1)	281,711		281,403
Total	9,463,102		9,121,894
TBA cost basis	6,409,396		4,737,226
Total, including TBAs	$15,872,498		$13,859,120

Debt-to-equity ratio at period-end(2)	3.8	:1.0	3.5	:1.0
Economic debt-to-equity ratio at period-end(3)	6.4	:1.0	5.3	:1.0

Cost of Financing by Collateral Type	Three Months Ended June 30, 2022		Three Months Ended March 31, 2022
	(unaudited)		(unaudited)
Agency RMBS and Agency Derivatives	0.74%		0.25%
Mortgage servicing rights and related servicing advance obligations(4)	4.73%		4.11%
Other - secured	2.50%		2.20%
Other - unsecured(1)(4)	6.82%		6.64%
Annualized cost of financing	1.66%		0.98%
Interest rate swaps(5)	0.19%		0.03%
TBAs(6)	—%		(0.06)%
Annualized cost of financing, including swaps and TBAs	1.13%		0.70%
____________________
(1)Unsecured convertible senior notes.
(2)Defined as total borrowings to fund RMBS, MSR and Agency Derivatives, divided by total equity.
(3)Defined as total borrowings to fund RMBS, MSR and Agency Derivatives, plus the implied debt on net TBA cost basis, divided by total equity.
(4)Includes amortization of debt issuance costs.
(5)The cost of financing on interest rate swaps held to mitigate interest rate risk associated with the company’s outstanding borrowings includes interest spread income/expense and amortization of upfront payments made or received upon entering into interest rate swap agreements and is calculated using average borrowings balance as the denominator.
(6)The implied financing benefit/cost of dollar roll income on TBAs is calculated using the average cost basis of TBAs as the denominator. TBA dollar roll income is the non-GAAP economic equivalent to holding and financing Agency RMBS using short-term repurchase agreements. TBAs are accounted for as derivative instruments in accordance with GAAP.

Conference Call
Two Harbors Investment Corp. will host a conference call on August 4, 2022 at 9:00 a.m. ET to discuss second quarter 2022 financial results and related information. The conference call will be webcast live and accessible in the Investors section of the company’s website at www.twoharborsinvestment.com/investors. To participate in the teleconference, please call toll-free (877) 502-7185, approximately 10 minutes prior to the above start time. For those unable to attend, a telephone playback will be available beginning at 12:00 p.m. ET on August 4, 2022, through 12:00 p.m. ET on August 18, 2022. The playback can be accessed by calling (877) 660-6853, conference code 13730385. The call will also be archived on the company’s website in the News & Events section.

Two Harbors Investment Corp.
Two Harbors Investment Corp., a Maryland corporation, is an internally managed real estate investment trust that invests in residential mortgage-backed securities, mortgage servicing rights and other financial assets. Two Harbors is headquartered in St. Louis Park, MN. Additional information is available at www.twoharborsinvestment.com.

Forward-Looking Statements
This presentation includes “forward-looking statements” within the meaning of the safe harbor provisions of the United States Private Securities Litigation Reform Act of 1995. Actual results may differ from expectations, estimates and projections and, consequently, readers should not rely on these forward-looking statements as predictions of future events. Words such as “expect,” “target,” “assume,” “estimate,” “project,” “budget,” “forecast,” “anticipate,” “intend,” “plan,” “may,” “will,” “could,” “should,” “believe,” “predicts,” “potential,” “continue,” and similar expressions are intended to identify such forward-looking statements. These forward-looking statements involve significant risks and uncertainties that could cause actual results to differ materially from expected results, including, among other things, those described in our Annual Report on Form 10-K for the year ended December 31, 2021, and any subsequent Quarterly Reports on Form 10-Q, under the caption “Risk Factors.” Factors that could cause actual results to differ include, but are not limited to: the state of credit markets and general economic conditions; the ongoing impact of the COVID-19 pandemic, and the actions taken by federal and state governmental authorities and GSEs in response, on the U.S. economy, financial markets and our target assets; changes in interest rates and the market value of our assets; changes in prepayment rates of mortgages underlying our target assets; the rates of default or decreased recovery on the mortgages underlying our target assets; declines in home prices; our ability to establish, adjust and maintain appropriate hedges for the risks in our portfolio; the availability and cost of our target assets; the availability and cost of financing; changes in the competitive landscape within our industry; our ability to effectively execute and to realize the benefits of strategic transactions and initiatives we have pursued or may in the future pursue; our decision to terminate our management agreement with PRCM Advisers LLC and the ongoing litigation related to such termination; our ability to manage various operational risks and costs associated with our business; interruptions in or impairments to our communications and information technology systems; our ability to acquire MSR and successfully operate our seller-servicer subsidiary and oversee our subservicers; the impact of any deficiencies in the servicing or foreclosure practices of third parties and related delays in the foreclosure process; our exposure to legal and regulatory claims; legislative and regulatory actions affecting our business; the impact of new or modified government mortgage refinance or principal reduction programs; our ability to maintain our REIT qualification; and limitations imposed on our business due to our REIT status and our exempt status under the Investment Company Act of 1940.

Readers are cautioned not to place undue reliance upon any forward-looking statements, which speak only as of the date made. Two Harbors does not undertake or accept any obligation to release publicly any updates or revisions to any forward-looking statement to reflect any change in its expectations or any change in events, conditions or circumstances on which any such statement is based. Additional information concerning these and other risk factors is contained in Two Harbors’ most recent filings with the Securities and Exchange Commission (SEC). All subsequent written and oral forward-looking statements concerning Two Harbors or matters attributable to Two Harbors or any person acting on its behalf are expressly qualified in their entirety by the cautionary statements above.

Non-GAAP Financial Measures
In addition to disclosing financial results calculated in accordance with United States generally accepted accounting principles (GAAP), this press release and the accompanying investor presentation present non-GAAP financial measures, such as earnings available for distribution and earnings available for distribution per basic common share that exclude certain items. The non-GAAP financial measures presented by the company provide supplemental information to assist investors in analyzing the company’s results of operations and help facilitate comparisons to industry peers. However, because these measures are not calculated in accordance with GAAP, they should not be considered a substitute for, or superior to, the financial measures calculated in accordance with GAAP. The company’s GAAP financial results and the reconciliations from these results should be carefully evaluated. See the GAAP to non-GAAP reconciliation table on page 11 of this release.

Additional Information
Stockholders of Two Harbors and other interested persons may find additional information regarding the company at the SEC’s Internet site at www.sec.gov or by directing requests to: Two Harbors Investment Corp., Attn: Investor Relations, 1601 Utica Avenue South, Suite 900, St. Louis Park, MN, 55416, telephone (612) 453-4100.

Contact
Paulina Sims, Senior Director, Investor Relations, Two Harbors Investment Corp., (612)-446-5431, Paulina.Sims@twoharborsinvestment.com

# # #

TWO HARBORS INVESTMENT CORP.
CONDENSED CONSOLIDATED BALANCE SHEETS
(dollars in thousands, except share data)
	June 30, 2022	December 31, 2021
	(unaudited)
ASSETS
Available-for-sale securities, at fair value (amortized cost $8,969,612 and $7,005,013, respectively; allowance for credit losses $9,663 and $14,238, respectively)	$8,789,437	$7,161,703
Mortgage servicing rights, at fair value	3,226,191	2,191,578
Cash and cash equivalents	511,889	1,153,856
Restricted cash	627,725	934,814
Accrued interest receivable	30,254	26,266
Due from counterparties	186,156	168,449
Derivative assets, at fair value	29,330	80,134
Reverse repurchase agreements	158,971	134,682
Other assets	177,497	262,823
Total Assets	$13,737,450	$12,114,305
LIABILITIES AND STOCKHOLDERS’ EQUITY
Liabilities:
Repurchase agreements	$7,958,247	$7,656,445
Revolving credit facilities	825,761	420,761
Term notes payable	397,383	396,776
Convertible senior notes	281,711	424,827
Derivative liabilities, at fair value	110,764	53,658
Due to counterparties	1,460,561	196,627
Dividends payable	72,591	72,412
Accrued interest payable	21,826	18,382
Other liabilities	124,982	130,464
Total Liabilities	11,253,826	9,370,352
Stockholders’ Equity:
Preferred stock, par value $0.01 per share; 100,000,000 shares authorized and 29,050,000 shares issued and outstanding ($726,250 liquidation preference)	702,550	702,550
Common stock, par value $0.01 per share; 700,000,000 shares authorized and 344,433,109 and 343,911,324 shares issued and outstanding, respectively	3,444	3,439
Additional paid-in capital	5,633,201	5,625,179
Accumulated other comprehensive (loss) income	(149,710)	186,346
Cumulative earnings	1,425,833	1,212,983
Cumulative distributions to stockholders	(5,131,694)	(4,986,544)
Total Stockholders’ Equity	2,483,624	2,743,953
Total Liabilities and Stockholders’ Equity	$13,737,450	$12,114,305

TWO HARBORS INVESTMENT CORP.
CONDENSED CONSOLIDATED STATEMENTS OF COMPREHENSIVE LOSS
(dollars in thousands)
Certain prior period amounts have been reclassified to conform to the current period presentation
	Three Months Ended June 30,		Six Months Ended June 30,
	2022	2021	2022	2021
	(unaudited)		(unaudited)
Interest income:
Available-for-sale securities	$55,399	$43,092	$100,046	$98,744
Other	1,604	351	1,803	808
Total interest income	57,003	43,443	101,849	99,552
Interest expense:
Repurchase agreements	19,269	6,981	27,612	15,451
Revolving credit facilities	9,106	7,075	14,782	11,770
Term notes payable	3,925	3,225	7,181	6,436
Convertible senior notes	4,801	7,126	9,843	13,476
Total interest expense	37,101	24,407	59,418	47,133
Net interest income	19,902	19,036	42,431	52,419
Other (loss) income:
(Loss) gain on investment securities	(197,719)	(41,519)	(250,061)	91,349
Servicing income	157,526	112,816	294,152	219,935
Gain (loss) on servicing asset	85,557	(268,051)	496,181	59,387
Gain (loss) on interest rate swap and swaption agreements	32,734	24,648	(5,307)	9,049
(Loss) gain on other derivative instruments	(101,273)	51,312	(203,035)	(224,699)
Other (loss) income	(73)	41	(117)	(5,701)
Total other (loss) income	(23,248)	(120,753)	331,813	149,320
Expenses:
Servicing expenses	22,991	18,680	47,695	43,627
Compensation and benefits	11,019	11,259	23,212	19,447
Other operating expenses	9,152	7,218	15,777	14,705
Total expenses	43,162	37,157	86,684	77,779
(Loss) income before income taxes	(46,508)	(138,874)	287,560	123,960
Provision for (benefit from) income taxes	25,912	(20,914)	74,710	1,763
Net (loss) income	(72,420)	(117,960)	212,850	122,197
Dividends on preferred stock	13,748	13,747	27,495	30,963
Net (loss) income attributable to common stockholders	$(86,168)	$(131,707)	$185,355	$91,234
Basic (loss) earnings per weighted average common share	$(0.25)	$(0.48)	$0.54	$0.33
Diluted (loss) earnings per weighted average common share	$(0.25)	$(0.48)	$0.51	$0.32
Dividends declared per common share	$0.17	$0.17	$0.34	$0.34
Weighted average number of shares of common stock:
Basic	344,277,723	273,718,561	344,138,889	273,714,684
Diluted	344,277,723	273,718,561	384,341,891	305,999,203

TWO HARBORS INVESTMENT CORP.
CONDENSED CONSOLIDATED STATEMENTS OF COMPREHENSIVE LOSS, CONTINUED
(dollars in thousands)
Certain prior period amounts have been reclassified to conform to the current period presentation
	Three Months Ended June 30,		Six Months Ended June 30,
	2022	2021	2022	2021
	(unaudited)		(unaudited)
Comprehensive loss:
Net (loss) income	$(72,420)	$(117,960)	$212,850	$122,197
Other comprehensive loss, net of tax:
Unrealized loss on available-for-sale securities	(4,211)	(62,899)	(336,056)	(334,352)
Other comprehensive loss	(4,211)	(62,899)	(336,056)	(334,352)
Comprehensive loss	(76,631)	(180,859)	(123,206)	(212,155)
Dividends on preferred stock	13,748	13,747	27,495	30,963
Comprehensive loss attributable to common stockholders	$(90,379)	$(194,606)	$(150,701)	$(243,118)

TWO HARBORS INVESTMENT CORP.
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL INFORMATION
(dollars in thousands, except share data)
Certain prior period amounts have been reclassified to conform to the current period presentation
	Three Months Ended June 30,	Three Months Ended March 31,
	2022	2022
	(unaudited)	(unaudited)
Reconciliation of Comprehensive loss to Earnings Available for Distribution:
Comprehensive loss attributable to common stockholders	$(90,379)	$(60,322)
Adjustment for other comprehensive loss attributable to common stockholders:
Unrealized loss on available-for-sale securities	4,211	331,845
Net (loss) income attributable to common stockholders	$(86,168)	$271,523

Adjustments to exclude reported realized and unrealized (gains) losses:
Realized loss on securities	187,542	52,394
Unrealized loss (gain) on securities	9,640	(1,166)
Provision for credit losses	537	1,114
Realized and unrealized gain on mortgage servicing rights	(85,557)	(410,624)
Realized (gain) loss on termination or expiration of interest rate swaps and swaptions	(246,211)	56,264
Unrealized loss (gain) on interest rate swaps and swaptions	209,210	(18,964)
Realized and unrealized loss on other derivative instruments	101,577	102,615
Other realized and unrealized losses	73	44
Other adjustments:
MSR amortization(1)	(81,452)	(67,179)
TBA dollar roll income(2)	57,702	22,405
U.S. Treasury futures income(3)	(20,602)	(329)
Change in servicing reserves	(1,120)	608
Non-cash equity compensation expense	3,461	4,161
Other nonrecurring expenses	2,428	689
Net provision for income taxes on non-EAD	24,190	48,191
Earnings available for distribution to common stockholders(4)	$75,250	$61,746

Weighted average basic common shares	344,277,723	343,998,511
Earnings available for distribution to common stockholders per weighted average basic common share	$0.22	$0.18
_____________
(1)MSR amortization refers to the portion of change in fair value of MSR primarily attributed to the realization of expected cash flows (runoff) of the portfolio, which is deemed a non-GAAP measure due to the company’s decision to account for MSR at fair value.
(2)TBA dollar roll income is the economic equivalent to holding and financing Agency RMBS using short-term repurchase agreements.
(3)U.S. Treasury futures income is the economic equivalent to holding and financing a relevant cheapest-to-deliver U.S. Treasury note or bond using short-term repurchase agreements.
(4)EAD is a non-GAAP measure that we define as comprehensive loss attributable to common stockholders, excluding realized and unrealized gains and losses on the aggregate portfolio, provision for (reversal of) credit losses, reserve expense for representation and warranty obligations on MSR, non-cash compensation expense related to restricted common stock and other nonrecurring expenses. As defined, EAD includes net interest income, accrual and settlement of interest on derivatives, dollar roll income on TBAs, U.S. Treasury futures income, servicing income, net of estimated amortization on MSR and recurring cash related operating expenses. EAD provides supplemental information to assist investors in analyzing the Company’s results of operations and helps facilitate comparisons to industry peers. EAD is one of several measures our board of directors considers to determine the amount of dividends to declare on our common stock and should not be considered an indication of our taxable income or as a proxy for the amount of dividends we may declare.